Exhibit 5.1	Akerman LLP 201 E. Las Olas Boulevard Suite 1800 Fort Lauderdale, FL 33301

November 19, 2021

Red Violet, Inc.

2650 North Military Trail

Suite 300

Boca Raton, Florida 33431

Re: Common Stock registered under Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as counsel to Red Violet, Inc., a Delaware corporation (the “Company”), in connection with the Securities Purchase Agreements dated November 19, 2021 (collectively referred to herein as the “Agreement”) by and between the Company and the investors signatories thereto (the “Investors”), relating to the sale by the Company to the Investors of 552,915 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.
Amended and Restated Certificate of Incorporation of the Company, as certified by the Delaware Secretary of State on November 18, 2021;
2.
Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on November 19, 2021;

3.
The Agreement;
4.
Registration Statement on Form S-3 (Registration No. 333-233025) as filed by the Company with the Securities and Exchange Commission (the "Commission") on August 5, 2019 (as such registration statement became effective on August 9, 2019) and Registration Statement on Form S-3MEF (Registration No. 333-261202), as filed by the Company with the Commission on November 19, 2021, pursuant to the Securities Act of 1933 (the "Securities Act") (collectively, the "Registration Statements");
5.
The prospectus supplement to be filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”), together with the base prospectus dated August 9, 2019; and
6.
Resolutions of the Pricing Committee of the Board of Directors of the Company dated November 19, 2021 approving the Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

akerman.com

November 19, 2021

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

The opinion expressed below is limited to the federal securities laws of the United States of America and the General Corporate Law of the State of Delaware and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that when the Shares have been delivered to and paid for by the Investors as contemplated by the Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

No portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ AKERMAN LLP